UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TEEKAY OFFSHORE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

REPUBLIC OF THE MARSHALL ISLANDS	98-051255
(Jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4th Floor, Belvedere Building,

69 Pitts Bay Road,

Hamilton HM 08, Bermuda

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.8750% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities  concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-221745

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 8.8750% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, representing limited partner interests in Teekay Offshore Partners L.P. (the “Registrant”), is set forth under the captions “Summary,” “Description of Series E Preferred Units,” “The Partnership Agreement,” “Material United States Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the prospectus supplement filed by the Registrant with the Securities and Exchange Commission (“SEC”) on January 17, 2018, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus supplement constitutes a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-221745) filed with the SEC on November 24, 2017, as amended. Such prospectus supplement, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

1.1	Certificate of Limited Partnership of Teekay Offshore Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-139116), filed with the SEC on December 4, 2006.

4.1	Sixth Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P. dated as of January 23, 2018 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s report on Form 6-K filed with the SEC on January 23, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 23, 2018

TEEKAY OFFSHORE PARTNERS L.P.

	By:	Teekay Offshore GP L.L.C., its General Partner

	By	/s/ Edith Robinson
Name: Edith Robinson
Title: Secretary